UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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FIRST COMMUNITY FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[First Community Financial Corporation Logo]

First Community Financial Corporation

Two North Main Street

Mifflintown, PA 17059

March 5, 2008

Dear Shareholder,

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of First Community Financial Corporation to be held on Tuesday, April 8, 2008, beginning at 10:00 a.m. The meeting will be held at the Cedar Grove Brethren in Christ Church, located near the Pa. Route 75 and U.S. Route 22/322 interchange, Mifflintown, Pennsylvania.

A Notice of the Annual Meeting, Proxy Statement and Proxy are enclosed. Please review this material and complete, sign, date and return the Proxy in the postage-paid envelope provided. It is important for you to return the Proxy whether or not you plan to attend the Annual Meeting. Also, please review the enclosed Annual Report, which includes details of the success achieved by your company during 2007.

Sincerely,

Jody D. Graybill
President

[First Community Financial Corporation Logo]

First Community Financial Corporation

Two North Main Street

Mifflintown, Pennsylvania 17059

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of First Community Financial Corporation will be held on Tuesday, April 8, 2008, at 10:00 a.m., at the Cedar Grove Brethren in Christ Church, located near the Pa. Route 75 and U.S. Route 22/322 interchange, Mifflintown, Pennsylvania, to consider and take action on the following matters:

1.	Elect four directors to Class B for three year terms expiring in 2011; and

2.	Transact such other business as may properly come before the meeting.

Your Board of Directors recommends a vote “in favor of” the election as directors to Class B of the four nominees listed in the enclosed Proxy Statement.

/s/ Jody D. Graybill
Jody D. Graybill
President

Mifflintown, Pennsylvania
March 5, 2008

This Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy are first being mailed to Shareholders on or about March 5, 2008.

(i)

Executive Compensation Tables	14
Summary Compensation Table	14
All Other Compensation Table	14

Potential Payments Upon Termination	15

Independent Certified Public Accountants	16

Annual Report and Form 10-K	16

(ii)

FIRST COMMUNITY FINANCIAL CORPORATION

Two North Main Street

Mifflintown, Pennsylvania 17059

PROXY STATEMENT

Annual Meeting Information

This proxy statement contains information about the Annual Meeting of Shareholders of First Community Financial Corporation to be held Tuesday, April 8, 2008, beginning at 10:00 a.m., at the Cedar Grove Brethren in Christ Church, located near the Pa. Route 75 and U.S. Route 22/322 interchange, Mifflintown, Pennsylvania, and at any adjournments or postponements of the meeting. The proxy statement was prepared at the direction of the Company’s Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to shareholders on or about March 5, 2008.

Who is entitl ed to vote?

Shareholders owning Company Common Stock on March 1, 2008 are entitled to vote at the Annual Meeting or any adjournment or postponement of the meeting. Each shareholder has one vote per share on all matters to be voted on. On March 1, 2008 there were 1,400,000 shares of Common Stock outstanding.

On w hat am I voting?

You will be asked to elect 4 directors to Class B for three-year terms expiring in 2011.

The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders would be presented at the meeting, the proxies will vote according to the directions of Company management.

How does the Boa rd of Directors recommend I vote in the election of directors?

The Board of Directors recommends a vote FOR the election of each of the four nominees as directors to Class B.

How do I v ote?

Sign and date each proxy form you receive and return it in the postage-paid envelope provided. If you sign your proxy form but do not mark your choices, your proxies will vote for the four persons nominated for election as directors to Class B.

You may revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Secretary, First Community Financial Corporation, Two North Main Street, Mifflintown, Pennsylvania 17059, submit another properly signed proxy with a more recent date, or vote in person at the meeting.

What is a qu orum?

A “quorum” is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Brokers holding shares in street name for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Such shares for which brokers have not received voting instructions from their customers are called “broker non-votes.” Under Pennsylvania law broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the meeting only if such shares have been voted at the meeting on another matter other than a procedural motion.

What vote is required t o elect directors?

The four nominees for election as directors to Class B receiving the highest number of votes will be elected to the Board of Directors.

Who will co unt the vote?

The Judges of Election appointed by the Board of Directors will count the votes cast in person or by proxy at the Annual Meeting.

What is the deadline for shareholder proposals for next year’s Annual Meeting?

Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission and the Company’s By-laws as described below. Under applicable SEC rules, proposals intended for inclusion in next year’s proxy statement and proxy card must be received by the Company not later than November 8, 2008. All such proposals should be addressed to the Secretary of the Company.

The Company’s By-laws specify procedures by which shareholders may nominate candidates for election to the Board of Directors described below on pages 6 and 7 of this Proxy Statement.

The Company’s By-laws also specify procedures by which shareholders may bring business before an annual meeting of shareholders. In order to be considered timely, a shareholder must deliver written notice, containing the information specified by the By-laws, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting. In connection with the annual meeting anticipated to be held in 2009, such notices would have to be received by the Secretary not before January 15, 2009 nor later than February 14, 2009.

How are proxies being solicited?

In addition to solicitation by mail, the officers, directors and employees of the Company may, without additional compensation, solicit proxies by telephone or personal interview. Brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock held by such persons and will be reimbursed by the Company for their expenses. The cost of soliciting proxies for the Annual Meeting will be borne by the Company.

Share Ownership of Certain B eneficial Owners

The Company does not know of any person who beneficially owned more than 5% of the Company’s Common Stock on March 1, 2008, except as shown in the following table:

Name and address of Beneficial Owner	Common Stock Beneficially Owned		Percent of Class
JMD Partners, L.P. 3190 Galloway Drive San Diego, CA 92122	142,304	(1)	10.16%
Frank L. Wright 4110 McIntosh Road Harrisburg, PA 17112	100,000	(2)	7.14%
The First National Bank of Mifflintown Trust Department Two North Main Street Mifflintown, PA 17059	141,626	(3)	10.12%

(1)

Jane Doty Ferrier, as Trustee of the Ferrier Family Trust 2 (fbo Jane Doty Ferrier), which is the general partner of JMD Partners, L.P. and, as the holder of a 0.58% general partnership interest and a 89.31% limited partnership interest in JMD Partners, L.P., has sole voting power and sole dispositive power with respect to the shares held of record by JMD Partners, L.P. and, therefore, may be deemed a beneficial owner of such shares.

(2)	Shares held by “Citizens Bank of Pennsylvania, as Directed Trustee for the Frank L. Wright Money Purchase Pension Plan.”

(3)

Shares held by The First National Bank of Mifflintown Trust Department by way of its nominee MIFFCO as fiduciary for certain trusts, estates, agency and other fiduciary accounts that beneficially own the shares. The Bank has sole voting authority as to 125,119 of these shares. Subject to the provisions of governing instruments and/or in accordance with applicable provisions of fiduciary law, the Bank may vote shares as to which it has sole voting power in what it reasonably believes to be in the best interest of the respective trust, estate, agency or other fiduciary account for which it holds such shares. The Bank intends to vote these shares FOR the election of the four nominees identified in this Proxy Statement. The Bank does not have the right to vote the remaining 16,507 shares and disclaims beneficial ownership of such shares.

Share Ownership of Ma nagement

The following table shows the number of shares of Company Common Stock beneficially owned by each incumbent director, each nominee and each executive officer named in the Summary Compensation Table appearing on page 14, and by all of the incumbent directors, nominees and executive officers of the Company as a group, as of March 1, 2008. Except as otherwise indicated, the named person possesses sole voting power and sole investment power with respect to the shares shown in the table and none of the shares are pledged as security.

Name	Common Stock Beneficially Owned		Percentage of Class (1)
Joseph E. Barnes, Sr.	6,960	(2)	—
Nancy S. Bratton	9,290	(3)	—
Jody D. Graybill	3,085	(4)	—
John P. Henry, III	5,000	(5)	—
Samuel G. Kint	25,400	(6)	1.81%
Richard R. Leitzel	1,700	(7)	—
James R. McLaughlin	20,000	(8)	1.43%
Charles C. Saner	2,600	(9)	—
Roger Shallenberger	50,000	(10)	3.57%
Lowell M. Shearer	44,480	(11)	3.18%
David L. Swartz	1,150	(12)	—
Frank L. Wright	100,000	(13)	7.14%
Directors, nominees and executive officers as a group (13 persons including those named above)	270,465		19.32%

(1)	Less than 1% unless otherwise noted.

(2)	Shares held jointly with spouse.

(3)	Shares held jointly with spouse.

(4)	Includes 2,885 shares held jointly with spouse and 200 shares held as custodian for minor children.

(5)	Includes 3,260 shares held jointly with spouse, 80 shares held jointly with spouse and children, and 260 shares held in a self-directed IRA account.

(6)	Includes 200 shares held in the name of spouse and 19,600 shares held by Mr. Kint which are pledged as security for a loan.

(7)	Shares held in a self-directed IRA account.

(8)	Includes 16,800 shares held jointly with spouse.

(9)	Includes 1,000 shares held jointly with spouse.

(10)	Includes 25,000 shares held in the name of spouse and 25,000 shares held by Mr. Shallenberger which are pledged as security for a loan.

(11)	Includes 80 shares held in the name of spouse and 4,540 shares held by Mr. Shearer which are pledged as security for a loan.

(12)	Shares held jointly with spouse.

(13)	Shares held by “Citizens Bank of Pennsylvania, as Directed Trustee for Frank L. Wright Money Purchase Pension Plan.”

Section 16(a) Beneficial Ownership Reporting Compliance.

Based on our records, we believe that during 2007 our directors and executive officers timely filed all reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended.

Election of Directors

The By-laws of the Company provide that the directors will serve in three classes, as nearly equal in number as possible, with each class of directors serving a staggered, three year term of office. At each annual meeting of shareholders, a class consisting of approximately one third of all of the Company’s directors is elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election and until their successors have been elected. At the Annual Meeting the shareholders will be asked to elect four directors to Class B to serve until the annual meeting of shareholders in 2011 or until their successors are elected.

The Board of Directors has nominated the following persons for election as directors to Class B:

Joseph E. Barnes, Sr.

Nancy S. Bratton

Jody D. Graybill

Charles C. Saner

All of the nominees are presently serving as directors of the Company and of The First National Bank of Mifflintown, the wholly owned bank subsidiary of the Company.

Your shares of Company Common Stock represented by your proxy will be voted FOR the election of the four named nominees unless you mark the proxy form to withhold authority to vote for one or more of the nominees. If one or more of the nominees is unable or unwilling to serve as a director, the persons named in the proxy will vote for the election of such substitute nominee, if any, as will be named by the Board of Directors. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve as a director. Each nominee has expressed a willingness to serve if elected.

The Board of Directors recommends a vote FOR the election of all four nominees as directors to Class B.

Nominating Process

Nominations by the Board of Directors. The Company’s Board of Directors does not have a standing nominating committee. The Bank’s Executive Committee, however, reviews the qualifications of and makes recommendations to the Board of Directors regarding potential candidates to be nominated for election to the Board of Directors. The Executive Committee does not have a charter.

The Bank maintains separate advisory boards in connection with each of the communities in which the Bank maintains branch offices. Members of the advisory boards are appointed by the Bank’s Board of Directors upon recommendation by the Bank’s Executive Committee. Persons appointed to the advisory boards have tended to be shareholders, customers with significant banking relationships with the Bank, and influential business and community leaders. Service on an advisory board provides advisory board members with the opportunity to demonstrate, and the Board of Directors with the opportunity to observe and evaluate, the qualities described below that are typically considered by the Board of Directors in candidates for Director.

The Company’s By-laws require that a Director be a natural person of full age, a Pennsylvania resident, and owner of at least 500 shares of the Company’s Common Stock. The By-laws further provide that no person who is 72 years of age or older at the time of the meeting at which he or she is to be elected may be elected a Director. This age ceiling does not apply, however, to James R. McLaughlin, former Chairman of the Company and the Bank. Mr. McLaughlin was a member of the Board of Directors of the Bank and “grandfathered” from the age ceiling when it was adopted in connection with the organization of the Company as the bank holding company of the Bank in 1985.

In addition to the requirements in the By-laws, the Board of Directors has adopted a policy that, to be recommended for Director by the Board of Directors, a candidate must own at least 1,000 shares of the Company’s common stock and commit to owning at least 5,000 shares of the Company’s Common Stock (or such other number of shares representing an investment of at least $100,000) within five years of their selection as a Director. Additionally, the Board of Directors seeks to create a Board that is, as a whole, strong in its collective knowledge of and diversity of skills and experience with respect to, the business of banking and the communities and markets in which the Bank competes, together with demonstrated qualities exhibiting leadership, vision and business judgment. When the Board of Directors considers a new candidate, it looks at the candidate’s qualifications in light of the needs of the Board of Directors and the Company at that time, including independence. Among other attributes considered by the Board of Directors are:

•	the highest ethical standards and integrity;

•	a willingness to act and be accountable for Board decisions;

•	an ability to provide wise, informed and thoughtful counsel to management on a range of issues;

•	a history of achievement; and

•	loyalty and commitment to the success of the Company.

Shareho lder Nominations. Shareholders also may nominate candidates for election to the Board of Directors by following certain specified procedures set forth in the Company’s By-laws. In order to make such a nomination, the By-laws require that a shareholder must be entitled to vote in the election of Directors at the relevant meeting and be a shareholder of record on both the record date for and the date of the meeting.

A nominating shareholder must notify the Secretary of the Company of a nomination, in writing, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In the event, however, that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding meeting, then written notice by a nominating shareholder must be given to the Secretary of the Company no later than the 10th day following the day on which notice of the date of the annual meeting was mailed by the Company to shareholders.

The nominating shareholder’s notice must contain, to the extent known by the nominating shareholder:

•	the name and address of each proposed nominee;

•	the age of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the number of shares of the Company owned by each proposed nominee;

•	the total number of shares that to the knowledge of the nominating shareholder will be voted for each proposed nominee;

•	the name and residence address of the nominating shareholder; and

•	the number of shares of the Company owned by the nominating shareholder.

The Executive Committee evaluates nominees recommended by shareholders in the same manner it evaluates other nominees as described above.

Biographical Summaries of Nominees and Directors

Information about the nominees for election as directors to Class B at the Annual Meeting and information about the directors in Class C and Class A is set forth below.

NOMINEES FOR CLASS B DIRECTORS – TERM EXPIRES 2011

Name	Age	Principal Occupation for last 5 years	Director Since
Joseph E. Barnes, Sr.	71	Owner/Operator of Barnes Body Shop, Thompsontown, PA	1992

Nancy S. Bratton (1)	66	Owner of Bratton Insurance Agency Millerstown, PA	2001

Jody D. Graybill (2)	43	President of the Company and the Bank since January 4, 2006; Vice President and Trust and Financial Services Division Manager of the Bank from 1995 through January 3, 2006	2006	(3)

Charles C. Saner (1)	63	Dairy Farmer	1997

CLASS C DIRECTORS–TERM EXPIRES 2009

Name	Age	Principal occupation for last 5 years	Director Since

Samuel G. Kint (1)	68	Retired businessman	2001

Roger Shallenberger (1), (2)	60	Vice Chairman of the Board of Directors of the Company and the Bank; President of KSM Enterprises, Inc.	1988

Lowell M. Shearer (2)	61	Secretary of the Company and the Bank; Self-employed timber, logs, logging and log hauling	1997

David L. Swartz	47	County Extension Director and Senior Dairy Educator for Penn State Cooperative Extension in Perry and Cumberland Counties	2007	(4)

CLASS A DIRECTORS – TERM EXPIRES 2010

Name	Age	Principal occupation for last 5 years	Director Since

John P. Henry, III (1) (2)	54	Vice President of JPH Enterprises, LLC, Port Royal, PA since April 2006; previously Project Manager, owner and Vice President, PHE Mechanical Systems, Inc., Mifflintown, PA	2001

James R. McLaughlin	67	Chairman Emeritus of the Board of Directors of the Company and the Bank, President and Chief Executive Officer of the Company and the Bank through January 3, 2006	1980	(5)

Frank L. Wright (1)	67	Attorney-at-Law Harrisburg, PA	1993

(1)	Member of the Audit Committee of the Bank.

(2)	Member of the Executive Committee of the Bank.

(3)	Appointed January 10, 2006 to fill the unexpired term of Samuel F. Metz, who retired as a director of the Company and the Bank.

(4)	Appointed August 14, 2007 to fill the term of Clair E. McMillen, who retired as a director of the Company and the Bank.

(5)	Includes service as director of First National Bank of Mifflintown during period prior to 1985, when the Bank became a wholly-owned subsidiary of the Company.

Director Independence

The Board of Directors has adopted the definition of an “independent director” as set forth in Rule 4200(a)(15) of the NASDAQ Stock Market and determined that, each director other than Mr. Graybill and Mr. McLaughlin is an “independent director” under such definition. In making this determination, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Company enters into in the ordinary course of business.

Shareholder Communications with the Board of Directors

The Company does not have a formal process for shareholders to send communications to the Board of Directors. Any shareholder may write to the Company, or to one or more of the Directors, at the Company’s address. The Company will forward all such communications, without prior review, to the persons to whom the communications are directed.

Board Committees and Meeting Attendance

During 2007 the Board of Directors of the Company met 14 times and the Board of Directors of the Bank met 13 times. The Board of Directors of the Company does not have, but the Board of Directors of the Bank does have, an Executive Committee and an Audit Committee. During 2007 all of the Directors of the Company and the Bank attended at least 75% of all meetings of the respective Boards and Committees on which they served. In addition, although the Company does not have a formal policy regarding the attendance by Directors at the Annual Meeting of Shareholders, it is generally expected that each Director will attend. The Board of Directors has also adopted a resolution providing that if a member of the Board of Directors, or a member of one of the Bank’s advisory boards, does not attend the Annual Meeting of Shareholders, such Director or advisory board member will forfeit his or her monthly director fee for the month in which the Annual Meeting was held. All of the Company’s Directors attended the Annual Meeting of Shareholders in 2007.

Executive Committee. The Executive Committee of the Bank’s Board of Directors acts on matters between regular meetings of the Board of Directors. The Executive Committee also makes recommendations regarding compensation to the Board of Directors and reviews the qualifications of and makes recommendations to the Board of Directors regarding potential candidates to be nominated for election to the Board of Directors. The Executive Committee met two (2) times during 2007. The members of the Executive Committee were Jody D. Graybill, James R. McLaughlin, Roger Shallenberger and Lowell M. Shearer. Mr. Shallenberger and Mr. Shearer are independent directors within the meaning of Rule 4200(a)(15) of the NASDAQ Stock Market. Although they hold offices of the Company and the Bank, the Board of Directors has determined that Messrs. Shallenberger and Shearer are independent because they hold such offices in their capacities as directors and because they do not, except as

Directors, perform a policy making function, and are not otherwise in charge of a principal business unit, division or function of the Company or the Bank. As the current and immediate past president of the Company, neither Mr. Graybill nor Mr. McLaughlin is an independent director.

Audit Committee. The Audit Committee of the Bank’s Board of Directors is responsible for providing independent oversight of both the Bank’s and the Company’s accounting functions and internal controls. The Audit Committee monitors the preparation of quarterly and annual financial reports by Bank and Company management, including holding discussions with management and the Company’s independent auditors about key accounting and reporting matters. The Audit Committee also is responsible for matters concerning the relationships between the Company and the Bank, on the one hand, and its independent auditors, on the other hand, including recommending their appointment or removal; reviewing the scope of their audit services and related fees as well as other services they provide to the Company and the Bank; and determining whether the independent auditors are “independent.” In addition, the Audit Committee oversees management’s implementation of internal control systems including, reviewing policies relating to legal and regulatory compliance, ethics and conflicts of interest; and reviewing the activities and recommendations of the Company’s and the Bank’s internal auditing program. The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Committee has not delegated this authority or responsibility to any person or persons. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as an appendix to the Company’s Proxy Statement relating to the 2007 Annual Meeting of Shareholders.

The Audit Committee met six (6) times in 2007. The members of the Audit Committee were Nancy S. Bratton, Samuel G. Kint, Charles C. Saner, Roger Shallenberger and Frank L. Wright, each of whom is independent as determined under Rule 4200(a)(15) and Rule 4350(d)(2)(A) of the NASDAQ Stock Market.

The Board of Directors has determined that Mr. Wright is an “audit committee financial expert” as defined in Securities and Exchange Commission Regulation S-K, by reason that, based upon Mr. Wright’s undergraduate degree in Business Administration and his experience as an attorney-at-law, investor and Director of the Company and the Bank, he has: an understanding of generally accepted accounting principles and financial statements; the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; an understanding of internal controls and procedures for financial reporting; an understanding of audit committee functions; and, experience analyzing and evaluating financial statements presenting a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2007. The

Audit Committee also has discussed with Beard Miller Company LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), received from Beard Miller Company LLP, the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), adopted by the Public Company Accounting Oversight Board in Rule 3600T and has discussed with Beard Miller Company LLP, that firm’s independence. In that regard, the Audit Committee has considered whether the provision by Beard Miller Company LLP, of certain limited services in addition to its audit services is compatible with maintaining that firm’s independence and has determined that it is. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Current Audit Committee:

Nancy S. Bratton

John P. Henry, III

Samuel G. Kint

Charles C. Saner

Roger Shallenberger

Frank L. Wright

Transactions with Management

During 2007 some of the directors and executive officers of the Company and the Bank, members of their immediate families and some of the companies with which they are associated, had banking transactions in the ordinary course of business with the Bank and may be expected to have similar transactions in the future. These transactions were made on substantially the same terms, including interest rates, collateral requirements and repayment terms, as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Any business dealing between the Bank and a director of the Bank or any entity controlled by a director of the Bank, other than a loan, deposit, trust service or other product or service provided by the Bank in the ordinary course of business, is required to be reviewed and approved by a majority of the disinterested directors. In considering a proposed insider transaction, the disinterested directors shall reasonably determine whether the proposed insider transaction would be in the best interest of the Bank and on terms and conditions, including price, substantially the same as those prevailing at the time for comparable transactions with non-insiders.

Compensation of Directors

The following table sets forth compensation received by Directors of the Company in 2007.

Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (2)		Total ($)
Joseph E. Barnes, Sr.	13,180	1,975		15,155
Nancy S. Bratton	15,490	1,924		17,414
John P. Henry, III	16,160	1,556		17,716
Samuel G. Kint	14,500	1,795		16,295
James R. McLaughlin (3)	42,240	32,907	(4)	75,147
Charles C. Saner	14,060	99		14,159
Roger Shallenberger	16,170	2,241		18,411
Lowell M. Shearer	15,160	1,043		16,203
David L. Swartz	3,350	0		3,350
Frank L. Wright	14,720	0		14,720

(1)	Fees received by Jody D. Graybill for services as a Director are disclosed in the Summary Compensation Table.

(2)	Includes amounts credited to a participating Director’s retirement account under a Director Revenue Neutral Retirement Agreement.

(3)	Includes $20,000 paid for service as the non-employee Chairman of the Board of Directors.

(4)	Includes $29,928 in retirement benefits paid in accordance with a Salary Continuation Agreement and $685 in life insurance premiums paid by the Company.

Each director of the Company receives a monthly fee of $750.00, provided that a director who does not attend the Annual Meeting or is absent from more than one meeting of the Board of Directors will forfeit the monthly fee for the month in which he or she fails to attend such meeting. Each non-employee director receives $220.00 for each committee meeting attended. As the non-employee Chairman of the Board of Directors during 2007, Mr. McLaughlin received an additional annual stipend of $20,000.

The Bank has entered into Director Deferred Fee Agreements with directors Barnes, Bratton, Henry, Kint, McLaughlin and Shallenberger and has, established Director Revenue Neutral Retirement Agreements and a Directors Split Dollar Life Insurance Program in which all non-employee Directors except for Mr. Wright have elected to participate. The purpose of each of these programs or plans is to make certain retirement benefits available to the directors who participate.

Pursuant to a Director Deferred Fee Agreement, a participating director may defer payment of all or a specified portion of his or her director’s fees. The Bank will establish a Deferral Account for each participating Director on its books. Benefits are funded solely out of the Bank’s general assets and are payable upon retirement, early termination, disability, death or the occurrence of a change in control of the Company or the Bank. Generally, benefits are payable in 120 equal monthly installments, each in an amount equal to 120th of the balance of the participating director’s Deferral Account, following the occurrence of an aforementioned trigger event. Since no “above market” rates are earned on any deferred fees, earnings on those deferrals are not shown in the Director Compensation Table.

Pursuant to a Director Revenue Neutral Retirement Agreement, the Bank will pay certain benefits to a participating director upon retirement, the occurrence of a change in control of the Company or the Bank, or death. The amount of the benefits is determined based upon the difference in performance of two simulated investments. Simulated Investment Number One tracks the cash surrender value of a simulated life insurance policy assuming a $50,000 one time premium. Simulated Investment Number Two tracks the return of an investment of $50,000 assuming a four percent pre-tax interest rate. The Bank will establish a Retirement Account on its books for each participating director. The value of the retirement account on any date will be determined by subtracting the value of Simulated Investment Number Two from the value of Simulated Investment Number One, and dividing the difference by an adjustment rate equal to one minus the Company’s highest marginal tax rate for the previous calendar year. Upon the occurrence of a trigger event, other than death (in which event the value of the Retirement Account on the date of death is payable in a lump sum to the participating director’s beneficiary), the value of the retirement account on the date of the trigger event will be paid to the participating director in thirteen equal annual installments. In addition, following each plan anniversary date until death, a participating director also will be paid an amount equal to the hypothetical growth, if any, that would have occurred in the director’s retirement account since the immediately preceding plan anniversary date. Benefits are funded solely out of the Bank’s general assets.

The Bank has also established a Directors Split Dollar Program, under which a participating director will receive a monthly benefit, generally beginning at age 72. The arrangement is funded by an amount of life insurance on a participating director’s life, calculated to meet the Bank’s obligations under the Program. The cash value of future benefits to be paid, which is included in other liabilities on the Company’s consolidated balance sheet, amounted to $171,778 at December 31, 2007.

Information about Executive Officers

In addition to Mr. Graybill, President of the Company and the Bank, who also serves on the Board of Directors and whose biographical information is set forth under “Biographical Summaries of Nominees and Directors” on page 7, the executive officers of the Company and/or the Bank are:

Richard R. Leitzel - age 52; Treasurer of the Company and Vice President and Chief Financial Officer of the Bank since 1999.

Timothy P. Stayer - age 55; Vice President and Community Services Division Manager of the Bank since 1995.

K. Lee Hopkins – age 65; Vice President and Credit Services Division Manager of the Bank since December 2006; Vice President and Commercial Loan Officer from September 2005 through December 2006; previously Assistant Vice President/Business Banker at PNC Bank from 2002 through September 2005.

Executive Compensation Tables

The following table sets forth information as to the compensation paid or accrued by the Bank for the years ended December 31, 2007 and 2006 for services rendered in all capacities by our principal executive officer, our principal financial officer and up to three other executive officers who received total compensation in excess of $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (See Table Below)	Total ($)
Jody D. Graybill, President (Principal Executive Officer)	2007	125,000	13,000	2,936	16,883	157,819
	2006	119,596	4,784	2,786	15,837	143,003
Richard R. Leitzel, Vice President and Treasurer (Principal Financial Officer)	2007	105,289	7,791	8,177	6,568	127,825
	2006	101,842	4,074	7,902	4,865	118,683
K. Lee Hopkins, Senior Vice President and Credit Services Division Manager	2007	98,269	7,272	—	7,247	112,788
	2006	70,608	2,644	—	3,245	76,497

The compensation represented by the amounts for 2007 and 2006 set forth in the All Other Compensation column are detailed in the following table.

All Other Compensation Table

Name	Year	Insurance Premiums ($)	Company Contributions to 401(k) Plan ($)	Cash Fees for Services as Director ($)	Total ($)
Jody D. Graybill	2007	240	7,643	9,000	16,883
	2006	220	7,367	8,250	15,837
Richard R. Leitzel	2007	655	5,913	—	6,568
	2006	565	4,300	—	4,865
K. Lee Hopkins	2007	1,152	6,095	—	7,247
	2006	565	2,680	—	3,245

The Bank maintains a 401(k) plan for the benefit of eligible employees. Employer contributions include a matching of a portion of employee contributions and a discretionary contribution determined each year by the Board of Directors. The Bank’s contribution on behalf of all of the participants may not be in excess of the maximum amount deductible for tax purposes under Section 404(a) of the Internal Revenue Code of 1986, as amended. In general, this amount cannot be more than fifteen percent (15%) of the compensation otherwise paid during the taxable year to all employees under the profit sharing plan, unless catch-up contributions apply.

The Bank has entered into Salary Continuation Agreements with two of its current senior officers, Mr. Graybill and Mr. Leitzel, in order to provide them with supplemental retirement income. In the case of Mr. Graybill and Mr. Leitzel, the annual benefit is fixed at $24,000 for the first year and may be increased at the discretion of the Board of Directors at each anniversary of the first benefit payment. The retirement benefit under the plan is paid for a term of fifteen (15) years. Vesting in the benefits of the salary continuation agreements is determined within the discretion of the Board of Directors. An intended purpose of the plans is to provide an incentive to such persons to continue in the employ of the Bank.

The Bank maintains an Officer Group Term Replacement Plan for the benefit of certain current and former officers, including Mr. Leitzel. This Plan provides participating officers with a life insurance benefit equal to two times current salary, but not in excess of a certain predetermined amount. The benefit for Mr. Leitzel is capped at $294,000.

Potential Payments Upon Termination

The named executive officers do not have employment, severance or change-in-control agreements with the Company. However, the named executives are each party to a salary continuation agreement which provides for supplemental retirement income. These agreements provide that in the event of termination of employment, the executive may be entitled to receive an annual or other benefit as set forth in the agreement. Thus, in the event that the executive’s employment is terminated after the executive reaches age 55 but before the normal retirement age of 65, for reasons other than death, disability, termination for cause or following a change of control, the executive is entitled to receive an early retirement benefit annually for a term of 15 years. For Mr. Graybill, this early retirement annual benefit would equal $20,744 and for Mr. Leitzel $17,374, if their employment terminated at age 55. In the event of a termination of employment prior to age 65 due to disability or a change of control, the executive shall be entitled to receive the total amount of the accrued benefit as of the end of the immediately preceding year, provided that if the executive’s employment should terminate following a change of control and after the executive has reached age 55, the benefit shall consist of an annual amount set forth in the agreement and continuing for a term of 15 years. If the executive dies while employed by the Bank, the executive’s beneficiary shall be entitled to receive the normal retirement annual benefit for the 15 year term. The agreements also provide that, except in the case of a change of control, no benefits shall be paid to an executive if the executive engages in or becomes interested in a business that is competitive with the business of the Bank.

Independent Certified Public Accountants

The Board of Directors again has selected Beard Miller Company LLP, as the Company’s independent certified public accountants for 2008. Representatives of the firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees and Non-Audit Fees. Aggregate fees billed for professional services rendered for the Company and the Bank by Beard Miller Company LLP as of or for the fiscal years ended December 31, 2007 and 2006 are set forth below.

	2007	2006
Audit Fees	$60,565	$79,141
Audit Related Fees	$0	$0
Tax Fees	$11,848	$5,519
All Other Fees	$0	$0

TOTAL	$72,413	$84,660

Audit Fees for 2007 and 2006 were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year-end audit of the consolidated financial statements, including review of the Company’s Annual Report on Form 10-K and review and consent of documents filed with the SEC.

Tax Fees for 2007 and 2006 were for services related to tax compliance and planning.

None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) of SEC Regulation S-X.

Annual Report and Form 10-K

A copy of the Company’s Annual Report for the year ended December 31, 2007, is being mailed with this proxy statement to all shareholders of the Company. Additionally, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission, may be obtained without charge by written request to Richard R. Leitzel, Vice President and Chief Financial Officer, First Community Financial Corporation, P.O. Box 96, Mifflintown, Pennsylvania 17059. The Form 10-K is also available on the Securities and Exchange Commission website at http://sec.gov.

[ FIRST COMMUNITY FINANCIAL CORPORATION LOGO ]

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Clyde R. Bomgardner, J. Paul Peoples and Barbara M. Zook, or any of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all First Community Financial Corporation Common Stock of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 8, 2008, at 10:00 A.M., at the Cedar Grove Brethren in Christ Church located near the Pa. Route 75 and U.S. Route 22/322 interchange, Mifflintown, Pennsylvania, and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

Where a vote is not specified, the proxies will vote shares represented by this Proxy FOR the election of all four nominees for director to Class B and will vote in accordance with the directions of Company management on such other matters that may properly come before the meeting.

Please mark your votes as indicated in this example — ☒

Proxy Item 1—

Election of four directors to Class B to serve for a three (3) year term.

Nominees: Joseph E. Barnes, Sr., Nancy S. Bratton, Jody D. Graybill, Charles C. Saner.

FOR all nominees listed herein (except as withheld) in space provided	WITHHOLD AUTHORITY to vote for all nominees listed herein
☐	☐

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

(Signature of Shareholder)

(Signature of Shareholder)

Dated:	, 2008